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                             AMENDED AND RESTATED
                            STOCK PERFORMANCE PLAN

I.  PURPOSE

    The purposes of this Amended and Restated Stock Performance Plan (the "Plan") are (a) to provide greater incentive for employees who or will be primarily responsible for the growth and success of the business to exert their best efforts on behalf of DuPont Photomasks, Inc. (the "Company") and its Subsidiaries; and (b) to further the identity of interest of such employees with those of the Company's stockholders generally by encouraging them to acquire stock ownership in the Company.

II. FORM OF GRANTS

    1. Grants under this Plan may be made in the form of stock options, restricted stock or a combination of either of these forms and may be made in replacement of or as alternatives to salary or grants under any other plan or program of a plan company.

    2. Stock options to purchase shares of the Company's common stock granted under this Plan are not incentive stock options qualified under the Internal Revenue Code ("non-qualified stock options").

    3. Shares of restricted stock granted under this Plan shall be subject to restriction, such as forfeiture and a minimum vesting period. A grantee shall have the right to dividends unless otherwise restricted. Shares may be evidenced by book-entry registration, a stock certificate registered in the grantee's name but held in the Company's custody, issuance of an appropriate legended stock certificate or by any other appropriate means as may be determined by the Compensation Committee.

III. LIMITATIONS ON GRANTS.

     1. The aggregate number of shares of the Company's stock which may be made subject to stock options granted under this Plan and/or granted as restricted stock under this Plan shall not together exceed the number of shares covered by grants as of the date of this amendment, or 15% of such number for any grantee during any five consecutive years, of which only 300,000 shares may be subject to restricted stock grants.

     2. If any stock option or restricted stock (without benefit of dividends) granted under this Plan shall terminate or expire for any reason without having been exercised or vested in full, the shares not acquired under such grant shall become available again

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     for further grants under this plan; provided also, that shares withheld by or tendered to the Company as payment of exercise price or other consideration or satisfaction of withholding taxes shall become available again for further grants to employees who are not executive officers. An individual's stock options and restricted stock that are canceled, lapse, expire or are forfeited will continue to be counted against the individual limit set forth above. The limitations set forth above shall be subject to adjustment as provided in Article XIII hereof.

IV. ADMINISTRATION

    1. Except as otherwise specifically provided, the Plan shall be administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee shall be elected pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for grants while serving on said Committee.

    2. The Compensation Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it deems appropriate for the proper administration of the Plan, and to make such determinations and take such steps in connection therewith as it deems necessary of advisable.

    3. The Compensation Committee shall, subject to the provisions of the Plan, determine the time or times when stock options will be granted, which employees, if any, shall be granted stock options, the types of stock options to be granted, whether they shall be granted singly or in combination, when they shall be exercisable, the number of shares to be covered by each stock option or options, and the terms and conditions of such stock options.

    4. The Compensation Committee shall, subject to the provisions of the Plan, determine the time or times when restricted stock will be granted, which employees, if any, shall be granted restricted stock, the number of restricted shares to be granted, the restrictions or conditions on the right to transfer or dispose of such shares, and the terms and conditions of such restricted stock, including the number, amount, and timing of vesting increments.

    5. The decision of the Compensation Committee with respect to any questions arising as to interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding.

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V.  ELIGIBILITY FOR GRANTS.

    1. Grants under this Plan may be made to employees (including those who are directors or executive officers of the Company) and individuals performing services for the Company on a consulting basis as may be determined by the Compensation Committee. In determining those individuals to whom grants are to be made, the Compensation Committee may take into consideration present and potential contributions to the Company's success by such individuals, and any other factors which the Compensation Committee may deem relevant in connection with accomplishing the purposes of the Plan.

    2. The term "employee" may include an employee of the Company or of a corporation or other business entity in which the Company shall directly or indirectly own fifty percent or more of the outstanding voting stock or other ownership interest, but shall exclude any director who is not also an officer or a full-time employee of a plan company. The term "Plan Company" as used in this Plan shall mean a business entity whose employees are eligible for grants under this Plan. The term "Grantee" as used in this Plan means an employee or other individual to whom a grant has been made under this Plan or, where appropriate, his or her successor in interest upon death.

VI. RECOMMENDATIONS AND APPROVAL OF GRANTS.

    1. Recommendations for grants to members of the Board of Directors shall be made by the Compensation Committee. Recommendations for grants to employees or other individuals who are not members of the Board of Directors shall be made to the Compensation Committee by the Chairman.

    2. Any grant to a director shall be made in the sole discretion of the Board of Directors, whose members taking final action on any such grant shall be ineligible for grants under Article V. Any grant to an employee or other individual who is not a member of the Board of Directors shall be made by the Compensation Committee which shall take final action on any such grant.

    3. Grants may be made any time under this Plan and in any of the forms or combinations thereof provided in Article II hereof. A grantee may receive and may hold more than one grant under this Plan.

    4. The date on which a grant shall be deemed to have shall be the date of the Compensation Committee authorization of the award or such later date as may be determined by the Compensation Committee a the time the grant is authorized. Each grantee shall be advised in writing by the Company of a grant and the terms and conditions thereof, which terms and conditions, as the Compensation Committee

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       from time to time shall determine, shall not be inconsistent with the provisions of this Plan.

VII.   OPTION PRICE.

       The price per share of the Company's common stock which may be purchased upon exercise of a stock Option granted under this Plan (the "Exercise Price") shall be determined by the Compensation Committee, but shall in no event, be less than the fair market value of such share on the date the stock option is granted, and in no event less than the Par value thereof. For purposes of this Plan, fair market value shall be, at the time of the initial public offering of the stock, the initial offering price and thereafter shall be the average of the high and low prices of the Company's common stock as represented on the NASDAQ Composite index on the date of grant of a stock option or the date of exercise of a stock option or if no sal es of such stock were reported on said Index on such date, the average of the high and low prices of such stock on the next preceding day on which sales were reported on said Index. Such Exercise Price shall be subject to adjustment as provided in Article XIII hereof.

VIII.  TERM.

       The term of stock options or restricted stock granted under this Plan
       shall be for such   period as the Compensation Committee shall
       determine, but except as provided in Article XII hereof, not for more than ten years from the date of grant.

IX. EXERCISE OF STOCK OPTIONS.

    1. Except as provided in Article XII, no more than one quarter (25%) of the total number of shares of stock covered by an option shall become exercisable beginning with the first anniversary date of the grant of the option; thereafter an additional amount not to exceed one quarter (25%) of the total number of shares covered by the option shall become exercisable on each subsequent anniversary date of the grant of the option until no sooner than the fourth such anniversary date the total number of shares covered by the option shall become exercisable. The Compensation Committee may fix from time to time a minimum number of shares which must be purchased at the time a stock option is exercised.

    2. A grantee electing to exercise a stock option shall at any time of exercise make arrangement to pay the Company the full Exercise Price of the shares he or she has elected to purchase (i) in cash or by check (U.S. Dollars), (ii) by tendering to the Company shares of common stock owned by the grantee which have been owned at least six months having an aggregate fair market value per share as of the date of exercise and tender that is not greater than the exercise price for shares with respect to which the option is being exercised and by paying any remaining amount of the purchase price as provided above, or (iii) by the grantee delivering to the Company

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       a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price as provided above, provided, the grantee and the broker comply with such procedures and enter into such agreements of indemnity as the Compensation Committee may prescribe as a condition of such payment procedure. In lieu of (ii) above, upon confirming that the grantee owns the number of additional shares being tendered, a new certificate may be issued for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and to the grantee (or not require surrender of) the certificate for the shares being tendered upon the exercise. Payment instruments will be received subject to collection. With respect to shares of the Company's common stock to be delivered upon exercise of a stock option, the Compensation Committee shall periodically determine whether, and to what extent, such stock shall be in the form of new common stock issued for such purposes, or common stock acquired by the Company.

    3. Notwithstanding any other provision of this Plan, when the fair market value of a share of the Companys common stock on the date a grantee elects to exercise a stock option is less than such amount per share above the grant price as may be determined by the Compensation Committee from time to time, the Company may at its election pay the grantee in cash for each share he or she elected to purchase an amount equal to the excess of such fair market value over the option price provided for in the stock option. The Compensation Committee shall periodically determine whether the Company shall make such cash payment upon exercise of a stock option. When the Company, makes a payment to the grantee under this paragraph 3 of Article IX, it shall not require the grantee to tender the full purchase price of the shares he or she has elected to purchase, the Company's obligation to issue or deliver such shares shall be null and void, and the right to purchase such number of shares subject to option shall be terminated. Such payment by the Company shall be deemed to be an exercise of a stock option and the purchase of shares thereunder for purposes of
       Article II and Article III.

X.     RELOAD OPTIONS.

       In the event a person who is an active employee of the Company or a Subsidiary shall exercise a stock option (the "Original Option") by paying all or a portion of the Exercise Price of the shares of common stock subject to the Original Option by tendering to the Company shares of COMMON stock owned by such person, which have been held by him or her for at least six months, or an amount in cash equal to the Exercise Price, an option to purchase the number of shares of common stock obtained by the employee upon exercise the ("Reload Option") shall be deemed granted to the employee as of the exercise date; provided that a Reload Option has been granted to such optionee with respect to such option, as evidenced in his or her Agreement and that the employee does not reject such

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       Reload Option in accordance with this Section X. The Exercise Price of the common stock subject to the Reload Option shall be 100% of the fair market value per share of the common stock on such date, subject to adjustment, as provided in Section XIV. The Reload Option may be used or refused with to each tranche of options as they vest and are exercised on a one-time basis only (even if the employee elects to exercise less than the total number of vested shares). If the employee elects to accept the Reload Option, the employee must agree that all shares purchased through the exercise of the Original Option must be held for some minimum period of time established by the Compensation Committee and set forth in the Employees' Agreement. In no event shall any Reload Option be granted if it would cause the number of Awards granted to any Executive Officer in a year to exceed the individual limit in Section III above.

XI.    RESTRICTED STOCK GRANTS.

       Restricted stock shall be subject to a restriction period after which restrictions shall lapse. The restriction period shall commence on the date the grant is makes and may end on such date as the Compensation Committee shall determine. The Compensation Committee may require the achievement of predetermined performance objectives in order for such shares to vest. Except as provided in Article XIII the restrictions on the stock in any restricted stock grant may not lapse earlier than the second anniversary of the date of grant.

XII.   ASSIGNABILITY OF GRANTS

       All or a portion of the stock options or restricted stock granted to a grantee may be on terms that permit transfer without consideration by such grantee to:

      (I) the spouse, children or grandchildren of the grantee ("Immediate Family Members"),

      (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (including a custodian under a Uniform Gifts to Minors Act for the benefit of a child or grandchild), or

      (iii) a partnership or other entity in which such Immediate Family Members are the only partners,

      PROVIDED that (A) the stock option agreement pursuant to which such stock options or restricted stock are granted must expressly provide for transferability in a manner consistent with this Section, and (B) subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of each agreement and Sections IX.2 and XVII.2, the term "grantee" shall be deemed to refer to the transferee (however,

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       the events of termination of employment of Section XIII hereof shall continue to be applied with respect to the employee). Except as set forth above, a grantee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a grantee's death, by will or by laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

XIII.  TERMINATION OF EMPLOYMENT.

    1. The Compensation Committee shall, subject to the provisions of the Plan, determine the rules relating to rights under stock options and restricted stock grants upon a grantee's termination of employment.

    2. A grantee shall forfeit all rights to and under unvested stock options and restricted stock grants:

       A. If the grantee is dismissed or leaves the service of the plan companies for any reason other than his or her death, retirement by separation from service from a plan company at age 62 or greater (with a MINIMUM of five years of service) or termination by a plan company due to divestiture or lack of work, or

       B. If the grantee retires as described in subparagraph 2.A above, and if thereafter the Compensation Committee, after a hearing at which the grantee shall be entitled to be present, shall find that he or she has willfully engaged in any activity during his or her employment which is harmful to the interest of any of such companies;

    provided, however, that such stock options and restricted stock grants may continue in effect to such extent and under such conditions as the Compensation Committee may determine; and provided, further, that the Compensation Committee may accelerate or waive any restrictions or conditions applicable to such stock options and restricted stock grants, in whole or in part, based on such factors and criteria as the Compensation Committee may determine.

    3. Upon the death of the grantee or his or her retirement or termination as described in subparagraph 2.A above, whichever shall first occur, all stock options and shares of restricted stock granted more than six months prior to such death or one year prior to such retirement or such termination and not yet exercised or, as the case may be, unrestricted shall become immediately exercisable or unrestricted unless otherwise provided in the written agreement governing the specific Grant. Notwithstanding the provisions of Article VIII hereof, such options shall remain exercisable for a period

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       of three years therefrom and shall thereafter expire.

XIV.  ADJUSTMENTS

    1. In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization, the Compensation Committee shall make such adjustment in the light of the change, as it deems to be equitable, both to the grantees and to the Company, in

       A. The number of shares and prices per share applicable to outstanding stock options.

       B. The number of shares applicable to outstanding restricted stock grants.

       C. The aggregate limitation set forth in Article III with respect to the number of shares which may be made subject to options and restricted stock grants.

       Furthermore, in the event of a distribution to common stockholders other than interim or year-end dividends declared as such by the Board of Directors, the Compensation Committee shall make such adjustments, in the light of the distribution, as it deems to be equitable, both to the grantees and to the Company, in respect of the items described in A and B above.

    2. Any fractional shares or fractional stock appreciation rights resulting from adjustments made pursuant to this Article shall be eliminated.

XV.    AMENDMENTS.

       The Board of Directors reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of grants either temporarily or permanently; provided, however, that no modification of this Plan shall operate to annul, without the consent of the grantee, a grant already made hereunder; provided, also, that no modification without approval of the stockholders shall:

       A. Increase the number of shares which may be subject to stock options or restricted stock grants which may be granted under this Plan in the aggregate, except by way of adjustments as provided in Article XIV,

       B. Permit grant of stock options at less than par value,

       C. Extend the minimum term of stock options, or

       D. Permit a grant under this Plan to a member of the Compensation Committee.

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          except that the Board of Directors may take any action it deems advisable to comport with the provisions of the Internal Revenue Code, as it may be amended.

XVI.      CHANGE OF CONTROL

      A. Notwithstanding anything in this Plan to the contrary, in the event of a Change of Control, the unexercised options outstanding under this Plan will automatically become exercisable in full and all conditions to which any Restricted Stock is subject shall be deemed satisfied as of the Change of Control Date. The existence of this Plan or of options granted hereunder shall not in any way prevent any Change of Control transaction and no holder of options granted under this Plan shall have the right to prevent any such transaction.

      B. For purposes of the Plan, the term "CHANGE OF CONTROL" shall mean the occurrence of any one or more of the following events:

         (1) any corporation (other than the Company or a Subsidiary), person or group (within the meaning of Sections 13(d) or 14(d)(2) of the 1934 Act) makes a tender or exchange offer which, if consummate would make such corporation, person or group the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of voting securities of the Company representing more than 25% of the total number of votes eligible to be cast at any election of directors of the Company and, pursuant to such offer, purchases are made (an "Offer");

         (2) the shareholders of the Company approve an agreement to merge or consolidate the Company with or into another corporation or to sell, lease or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation;

         (3) any corporation, person or group (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than E.I. du Pont de Nemours and Company or their affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of voting securities of the Company representing more than 25% of the total number of votes eligible to be cast at any election of directors of the Company; or

         (4) those persons who constitute the Directors at the beginning of any one year period cease to constitute a majority of the Board at any time during such one-year period; provided that changes in board membership among the employees or consultants of E. I.
             Du Pont de Nemours and Company who are Directors or nominees of the Company shall not be considered in determining whether this event has occurred.

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       As used here the term "CHANGE OF CONTROL DATE" means the first purchase of voting securities of the Company pursuant to an Offer, the date of any shareholder approval or adoption of an agreement or plan referred to in Section XVI.B.(2), the date on which the event described in Section XVI.B.(3) occurs, or the date on which the change in constituency of the Board, described in Section XVI.B.(4.) occurs, as the case may be.

       C. In the event that the Compensation Committee determines that an "excess parachute payment" (as defined in Code Sec. 280G) would result if the full provision in this Section occurred (when added to any other payments or benefits under any other agreements, arrangements or plans that are contingent on a Change of Control or that would otherwise constitute "parachute payments" as defined in Code Sec. 280G) then the number of shares as to which exercisability is accelerated shall be reduced at the election of the Compensation Committee to the minimum extent necessary to prevent any excess "parachute payment" from occurring (the "limitations"). Notwithstanding the above, if, in the opinion of the Compensation Committee, the total "parachute payments" (reduced by the amount of excise tax imposed on the employee under Code
          Section 4999 and by the state and federal income taxes on all such payments in excess of such limitation) would exceed such total amounts payable if such limitation were applied, the Compensation Committee shall not reduce the number of accelerated shares.

       D. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or becomes the wholly-owned subsidiary of another corporation, any outstanding options hereunder may be terminated by the Company as of the effective date of such dissolution, liquidation, merger or consolidation by giving notice to each holder thereof of its intentions to terminate not less than ten
          (10) days preceding such effective date and permitting the exercise until such effective date, or the Expiration Date if earlier, of all such outstanding options. Notwithstanding the preceding sentence, if the Company is not the surviving corporation or becomes the wholly-owned subsidiary of another corporation as a result of the Company being reorganized or merged or consolidated with another corporation while unexercised options are outstanding under this Plan, the surviving or parent corporation, as the case may be, may assume the unexercised options outstanding under this Plan or substitute new options in the surviving corporation or parent corporation, as the case may be, for the outstanding options; provided, however, that the excess of the aggregate fair market value of the securities subject to the options immediately after the substitution or assumption over the aggregate option price of such shares is not less than the excess of the aggregate fair market value of the Common Stock subject to the outstanding option immediately before such substitution or assumption over the aggregate option price of such Common Stock, and the vesting status of any substituted options duplicates as nearly as practicable the vesting status of the old option.

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XVII.  MISCELLANEOUS.

       1. The Compensation Committee may adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of countries other than the United States in which the Company or a plan company may operate to assure the viability of the benefits of grants made to employees in such countries and to meet the purposes of the Plan.

       2. Grantees may use shares of the Company's common stock to satisfy withholding taxes relating to grants under this Plan to the extent provided in terms and conditions established by the Compensation Committee.

       3. In the event of a conflict between the terms of this Plan and the terms of a written agreement governing a specific Grant, the terms of the written agreement shall prevail.

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